SUBADVISORY AGREEMENT
Legg Mason Partners Equity Trust
Legg Mason Partners Classic Values Fund
April 13, 2007
Olstein & Associates, L.P.
4 Manhattanville Road
Purchase, NY 10577
Dear Ladies/Gentlemen:
      THIS AGREEMENT is made this 13th day of April, 2007, by and between Legg Mason Partners Fund Advisor, LLC, a Delaware limited liability company (the Manager) and Olstein & Associates, L.P., a
New York limited partnership (the Subadviser).
      WHEREAS, the Manager has been retained by Legg Mason
Partners Equity Trust (the Trust), a business trust organized under the laws of the State of Maryland, to act as manager to the
Trust with respect to the series of the Trust designated as Legg
Mason Partners Classic Values Fund (the Fund);
      WHEREAS, the Trust engages in business as an open-end, diversified management investment company, consisting of multiple series of investment portfolios, and is registered as such under the Investment Company Act of 1940, as amended (the 1940 Act);
      WHEREAS, the Manager represents that it is registered under the Investment Advisers Act of 1940, as amended (the Advisers
Act), as an investment adviser and engages in the business of acting as an investment adviser;
      WHEREAS, the Subadviser represents that it is registered
under the Advisers Act as an investment adviser and engages in the business of acting as an investment adviser, and
      WHEREAS, the Manager wishes to engage the Subadviser to
provide certain investment advisory services for the Fund, and the Subadviser is willing to provide such investment advisory services for the Fund on the terms and conditions hereinafter set forth;
      NOW, THEREFORE, in consideration of the mutual covenants
herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:
1.	Investment Description; Appointment
      The Trust desires to employ its capital relating to the Fund by investing and reinvesting in investments of the kind and in accordance with the investment objective(s), policies and limitations specified in the prospectus (the Prospectus) and the statement of additional information (the Statement) describing the Fund filed with the Securities and Exchange Commission as part of the Trust?s Registration Statement on Form N-1A, as
amended or supplemented from time to time, and in the manner and to the extent as may from time to time be approved by the Board of Trustees of the Trust (the Board). Copies of the Prospectus
and the Statement have been or will be submitted to the
Subadviser. The Manager agrees promptly to provide copies of all amendments and supplements to the current Prospectus and the
Statement to the Subadviser on an on-going basis. Until the
Manager delivers any such amendment or supplement to the
Subadviser, the Subadviser shall be fully protected in relying on the Prospectus and Statement of Additional Information as
previously furnished to the Subadviser. The Trust employs the
Manager as the manager to the Fund pursuant to a management
agreement dated August 1, 2006 (the Management Agreement), and the Manager hereby appoints the Subadviser to act as subadviser to the Fund. The Subadviser accepts the appointment and agrees to furnish the services for the compensation set forth below.
2.	Services as Subadviser
      Subject to the supervision, direction and approval of the
Board of the Trust and the Manager, the Subadviser shall conduct a continual program of investment, evaluation and, if appropriate in the view of the Subadviser, sale and reinvestment of the
Fund?s assets. The Subadviser is authorized, in its sole
discretion and without prior consultation with the Manager, to:
(a) manage the Fund?s assets in accordance with the Fund?s
investment objective(s) and policies as stated in the Prospectus and the Statement; (b) make investment decisions for the Fund;
(c) select brokers and dealers, and place purchase and sale
orders for portfolio transactions on behalf of the Fund; and (d)
employ professional portfolio managers and securities analysts who provide research services to the Fund.
      In addition, (i) the Subadviser shall furnish the Manager
daily information concerning portfolio transactions and quarterly and annual reports concerning transactions and performance of the
Fund in such form as may be mutually agreed upon, and the
Subadviser agrees to review the Fund and discuss the management of it with the Manager and the Board of Trustees of the Trust whenever the Manager or the Board may reasonably request. The Subadviser will assist the Manager and the Board of Trustees in valuing and monitoring the valuation of portfolio securities held by the Fund. The Subadviser will meet periodically with the
Manager and the Board of Trustees of the Trust at such times as may be reasonably requested by the Manager or the Board. The
Subadviser will meet with third parties at the request of the
Manager at such times as the Subadviser and the Manager may agree in writing from time to time.
      (ii)	Unless the Manager gives the Subadviser written
instructions to the contrary, the Subadviser shall use its good faith judgment in a manner which it reasonably believes best serves the interests of the Fund?s shareholders to vote or
abstain from voting all proxies solicited by or with respect to the issuers of securities in which assets of the Fund may be invested.
      (iii)	The Subadviser shall maintain compliance procedures for
the Fund that it reasonably believes are adequate to ensure that the Subadviser?s management of the Fund?s assets is in compliance with (A) the 1940 Act and the rules and regulations promulgated thereunder and (B) the Fund?s investment objective(s) and policies as stated in the Prospectus and Statement. The
Subadviser shall maintain compliance procedures that it
reasonably believes are adequate to ensure its compliance with the Advisers Act.
      (iv)	The Subadviser has adopted a written code of ethics
that it reasonably believes complies with the requirements of
Rule 17j-1 under the 1940 Act, which it will provide to the
Trust. The Subadviser has policies and procedures regarding the detection and prevention and the misuse of material, nonpublic information by the Subadviser and its employees as required by the Insider Trading and Securities Fraud Enforcement Act of 1988.
      (v)	The Subadviser shall maintain and preserve all books
and records required to be kept by the Subadviser with respect to the services provided pursuant to this Agreement as are required by rules adopted by the Securities and Exchange Commission (the Commission) under Section 31(a) of the 1940 Act. The Subadviser shall also furnish to the Manager any other information relating to the assets of the Fund that is required to be filed by the
Manager or the Trust with the Commission or sent to shareholders under the 1940 Act and the rules thereunder. The Subadviser
agrees that all records it maintains on behalf of the Fund are the property of the Fund and the Subadviser will surrender
promptly to the Fund any of such records upon the Fund?s request, provided, however, that the Subadviser may retain a copy of such records.
      (vi)	Subject to the limitations on services for other
registered investment companies provided in section 10 hereof, the Manager understands that the Subadviser now acts, will
continue to act and may act in the future as investment manager or adviser to fiduciary and other managed accounts, and as
investment manager or adviser to other investment companies, including any offshore entities, or accounts, and the Manager has no objection to the Subadviser?s so acting, provided that
whenever the Fund and one or more other investment companies or accounts managed or advised by the Subadviser have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a formula believed by the Subadviser to be equitable to each company and account. The
Manager recognizes that in some cases this procedure may
adversely affect the size of the position obtainable for the
Fund. In addition, the Manager understands that the persons
employed by the Subadviser to assist in the performance of the Subadviser?s duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement shall be deemed to limit or restrict the right of the Subadviser or any affiliate of the Subadviser to engage in and devote time and attention to other businesses or to render services of
whatever kind or nature.
3.	Brokerage
      In selecting brokers or dealers (including, if permitted by applicable law, Citigroup Global Markets Inc. or any other broker or dealer affiliated with Citigroup Inc. or any broker or dealer affiliated with the Manager or the Subadviser) to execute transactions on behalf of the Fund, the Subadviser will seek the best overall terms available. In assessing the best overall terms available for any transaction, the Subadviser will consider factors it deems relevant, including, but not limited to, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer and the reasonableness of the commission, if any, for the specific transaction and on a continuing basis. In selecting brokers or dealers to execute a particular transaction, and in evaluating the best overall terms available, the Subadviser is authorized to consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities
Exchange Act of 1934) provided to the Fund and/or other accounts over which the Subadviser or its affiliates exercise investment discretion. Nothing in this paragraph shall be deemed to prohibit the Subadviser from paying an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker, or dealer would have
charged for effecting that transaction, if the Subadviser
determined in good faith that such amount of commission was
reasonable in relation to the value of the brokerage and research services provided by such member, broker, or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to the Fund and/or other accounts over which the Subadviser or its affiliates exercise investment discretion.
4.	Information Provided to the Trust and the Manager
      The Subadviser shall keep the Trust and the Manager informed of developments materially affecting the Fund?s holdings, and shall, on its own initiative, furnish the Trust and the Manager from time to time with whatever information the Subadviser
believes is appropriate for this purpose. In addition, the
Subadviser shall supply all such information to the Board of the
Trust as the Board may request to enable the Board to review this Agreement consistent with Sections 15 and 36 of the 1940 Act.
5.	Compensation
      In consideration of the services rendered pursuant to this Agreement, the Manager shall pay to the Subadviser out of the management fee it receives from the Fund, and only to the extent thereof, an annual fee calculated at the rate of 0.50% of the
Fund?s average daily net assets up to $1.5 billion and 0.40% of the Fund?s average daily net assets in excess of $1.5 billion;
the fee is calculated daily and paid monthly. The Subadviser shall have no right to obtain compensation directly from the
Trust for services provided hereunder and agrees to look solely to the Manager for payment of fees due. The fee for the period from the Effective Date (defined below) of the Agreement to the end of the month during which the Effective Date occurs shall be prorated according to the proportion that such period bears to the full monthly period. Upon any termination of this Agreement before the end of a month, the fee for such part of that month shall be prorated according to the proportion that such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement. For the purpose of
determining fees payable to the Subadviser, the value of the
Fund?s net assets shall be computed at the times and in the
manner specified in the Prospectus and/or the Statement.
6.	Expenses
      The Subadviser shall bear all expenses (excluding brokerage costs, custodian fees, auditors fees or other expenses to be borne by the Fund or the Trust) in connection with the
performance of its services under this Agreement. The Fund will bear certain other expenses to be incurred in its operation, including, but not limited to, investment advisory fees, sub-
advisory fees (other than sub-advisory fees paid pursuant to this Agreement) and administration fees; fees for necessary professional and brokerage services; costs relating to local administration of securities; fees for any pricing service; the costs of regulatory compliance, and pro rata costs associated with maintaining the Trust?s legal existence and shareholder relations. All other expenses not specifically assumed by the Subadviser hereunder or by the Manager under the Management
Agreement are borne by the Fund or the Trust.
7.	Reduction of Fee
      If in any fiscal year the aggregate expenses of the Fund (including fees pursuant to the Management Agreement and any other investment advisory or administration agreement, but
excluding interest, taxes, brokerage and extraordinary expenses)
exceed the expense limitation of any state having jurisdiction over the Fund, the Subadviser shall reduce its fee by the
proportion of such excess expense equal to the proportion that its fee hereunder bears to the aggregate of fees paid by the Fund for management services in that year, to the extent required by state law. A fee reduction pursuant to this paragraph 7, if any, shall be estimated, reconciled and paid on a monthly basis. The
Manager confirms that, as of the date of this Agreement, no such expense limitation is applicable to the Fund.
8.	Standard of Care
      The Subadviser shall exercise its best judgment and shall
act in good faith in rendering the services listed in paragraphs
2 and 3 above. The Subadviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the
Fund or the Manager in connection with the matters to which this Agreement relates, provided that nothing in this Agreement shall be deemed to protect or purport to protect the Subadviser against any liability to the Manager, the Trust or to the shareholders of the Fund to which the Subadviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Subadviser?s reckless disregard of its obligations and duties under this Agreement.
9.	Term of Agreement
      This Agreement shall become effective on August 1, 2006 (the Effective Date) and shall continue for an initial two-year term and shall continue thereafter so long as such continuance is specifically approved at least annually as required by the 1940
Act. This Agreement is terminable, without penalty, (i) on 180 days? written notice by the Manager unless there has been a
material breach of any of the provisions of this Agreement by the Subadviser, in which case this Agreement is terminable on 60 days? written notice by the Manager, (ii) on 60 days? written notice by the Board of the Trust or by vote of holders of a
majority (as defined in the 1940 Act and the rules thereunder) of the outstanding voting securities of the Fund, or (iii) upon 60 days? written notice by the Subadviser. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act and the rules thereunder).
10.	Exclusivity
      During the term of this Agreement and any extension,
renewal, or amendment hereof, the Subadviser shall not serve as adviser, manager or subadviser for any other investment company registered under the 1940 Act and offered to retail investors, other than The Olstein Financial Alert Fund, provided, however, that the foregoing shall not apply if the Agreement has been terminated by the Manager or the Trust, and provided, however, that the foregoing shall not prevent the Subadviser from
rendering services as adviser, manager or subadviser to any
registered investment company approved in writing by the Manager and the Board of Trustees of the Trust.
11.	Notices
      Any notices under this Agreement shall be in writing,
addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that the address of each party is as follows:
      (a)  To the Manager:
      Legg Mason Partners Fund Advisor, LLC
      399 Park Avenue, 4th Floor
      New York, New York 10022
      (b)  To the Subadviser:
      Olstein & Associates, L.P.
      4 Manhattanville Road
      Purchase, NY 10577
12.	Representations
      Each party hereto represents that the Agreement has been
duly authorized, executed and delivered by all required corporate action.
      The Subadviser is organized as a partnership, and the
Subadviser agrees to notify the Manager of any changes in the Subadviser?s general partners within a reasonable time after such change. The Subadviser will promptly notify the Manager of any financial condition that is likely to impair the Subadviser?s ability to fulfill its obligations under this Agreement.
13.	Governing Law
      This Agreement is being made pursuant to, and shall be construed in accordance with, the laws of the State of New York, without giving effect to principles of conflict of laws.
      If the foregoing is in accordance with your understanding, kindly indicate your acceptance of this Agreement by signing and returning the enclosed copy of this Agreement.

Very truly yours,
LEGG MASON PARTNERS FUND ADVISOR,
LLC
By:
Name:
Title:

OLSTEIN & ASSOCIATES, L.P.
By:	Olstein Advisors, LLC, its
General Partner

By:
Name:
Title:




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